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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made part of the Form 10-K of Metromail Corporation for the year ended December 31, 1997. We also hereby consent to the incorporation by reference in Registration Statement No. 333-06265 on Form S-8, Registration Statement No. 333-28143 on Form S-8 and Registration Statement No. 333-28137 on Form S-8 of our reports dated January 31, 1998, covering the financial statements and financial statement schedule of Metromail Corporation and Affiliates included in the Company's Form 10-K for the year ended December 31, 1997 (Commission file number 1-14348).

                                              /s/ Arthur Andersen LLP

                                              Arthur Andersen LLP

Chicago, Illinois
March 23, 1997